EXHIBIT 18

TRANSLATION FROM THE ORIGINAL HEBREW

                               SHARE SALE CONTRACT

               DRAWN UP AND SIGNED IN TEL-AVIV ON OCTOBER 24, 2009

BETWEEN:           SUNY ELECTRONICS LTD.
                   of 48 Ben Tsiyon Galis Street
                   Segula Industrial Zone, Petach Tikva, Israel
                   Public company no. 52-004075-9
                   ("SUNY")

                                                              OF THE FIRST PART;

AND:               EUROCOM COMMUNICATIONS LTD.
                   of 2 Dov Friedman Street
                   Ramat-Gan, Israel
                   Private company no. 51-082316-4
                   ("EUROCOM")

                                                             OF THE SECOND PART;

WHEREAS Suny holds the Scailex Shares Being Sold (as this term is defined hereunder);

AND WHEREAS    Suny desires to sell and transfer the Scailex Shares Being Sold to Eurocom, and to receive the Partner Shares Being Sold (as this term is defined hereunder) from Eurocom in consideration thereof, and Eurocom desires to acquire and receive the Scailex Shares
               Being Sold from Suny and to sell and transfer the Partner Shares
               Being Sold to Suny in consideration thereof, all in the manner and under the conditions as specified in this contract;

     WHEREFORE, THE PARTIES HEREBY AGREE, STIPULATE AND DECLARE AS FOLLOWS:

1.   RECITALS, WARRANTS, APPENDICES AND HEADINGS

     1.1 The recitals to this Contract and the warrants of the parties thereto constitute an integral part thereof.

     1.2 The clause headings in this Contract, and the division thereof into clauses were intended solely for the sake of the reader's convenience and orientation, and no use may be made thereof for the purpose of interpreting this Contract.


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2.   DEFINITIONS

     In this Contract, the following expressions shall have the meaning defined alongside them, unless the context dictates otherwise.

     2.1  "THE TASE" -             The Tel-Aviv Stock Exchange Ltd.

     2.2  "LAW" -                  As this term is defined in the Interpretation
                                   Act, 5741 - 1981.

     2.3  "SCAILEX" -              Scailex Corporation Ltd., public company no.
                                   52-003180-8, a public company whose shares are traded on the TASE.

     2.4  "THE EXECUTION DATE" -   The date scheduled for the transfer of the
                                   Scailex Shares Being Sold to Eurocom and for the transfer of the Partner Shares Being Sold to Suny, pursuant to the provisions of clause
                                   8 of this Contract. The parties hereby agree to schedule the Execution Date on the seventh day after the fulfillment of the last of the suspending conditions prescribed hereunder in clause 7.

     2.5  "THE SCAILEX SHARES      1,241,561 ordinary shares of NIS 0.12 par
          BEING SOLD" -            value each, of Scailex, constituting about
                                   4.45% of Scailex's issued and paid-up share capital (not including dormant shares), which are being sold to Eurocom pursuant to the Contract.

     2.6  "THE PARTNER SHARES      1,136,700 ordinary shares of NIS 0.01 par
          BEING SOLD" -            value each, of Partner Communications Ltd.,
                                   a public company incorporated in Israel
                                   ("PARTNER"), which constitute about 0.73% of Partner's issued and paid-up share capital
                                   (not including dormant shares), which are represented in a share certificate, a copy of which is attached hereto, and which are being sold to Suny pursuant to the provisions of this Contract.

     2.7  "FREE AND CLEAR" -       Free and clear of any debt, attachment, lien
                                   and/or other right of any kind or type of any third party or any other entity, including in a manner that might restrict the sale of the Scailex Shares Being Sold or the Partner
                                   Shares Being Sold, as the case may be,
                                   pursuant to this agreement, or restrict a sale of these shares to others subsequent to the consummation of the acquisition thereof pursuant to this agreement (all apart from restrictions by virtue of the Partner shareholder agreements [including agreements between the founding shareholders of Partner] or restrictions in Partner's Articles of Association or in Partner's licenses, and apart from restrictions on a transfer as appearing in the share certificate of the Partner Shares Being Sold).


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3.   [voided]

4.   SUNY'S WARRANTS AND COVENANTS

     Suny hereby warrants and covenants to Eurocom as follows:

     4.1 Suny is a public company limited in shares, duly incorporated in Israel, and the sole owner and holder of all of the Scailex Shares Being Sold, which constitute about 4.46% of Scailex's issued and paid-up share capital (not including dormant shares).

     4.2 All of the Scailex Shares Being Sold, which shall be transferred to Eurocom, are fully paid-up and Free and Clear, except for a lien in favor of Mizrahi Tefahot Bank Ltd. ("MIZRAHI LIEN"), which Suny covenants to remove by the Execution Date, in such manner that all of the Scailex Shares Being Sold shall be Free and Clear on the Execution Date.

     4.3 Suny has the full authority to engage in this Contract and to perform all of its covenants pursuant thereto; and, for this purpose, all of the approvals required on its part by its competent organs have been obtained; and, subject to the provisions of clause 7 hereunder, there is no legal, contractual or other prohibition that could prevent it from engaging in this Contract and performing all of its covenants pursuant thereto; and this Contract, upon being signed by Suny, constitutes its binding and valid covenant, subject to the fulfillment of the suspending conditions.

     4.4 Suny is aware that the Partner Shares Being Sold are not registered for trading on the TASE, and understands and is aware of all of the conditions, restrictions and requirements pursuant to the Partner shareholder agreements pertaining to the transfer of the Partner Shares Being Sold, and shall act in conformity with these provisions.

     4.5 Suny is aware of the Ministry of Communication's restrictions relating to a sale and holding of Partner shares, which require the approval of the Ministry of Communications for the sale of the Partner Shares Being Sold, including a restriction on the sale of the Partner Shares Being Sold to an entity other than an "Israeli entity," as this term is defined in the General License Issued to Partner for the Provision of Mobile Radio Telephone (MRT) Services.


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     4.6  The representations, warrants and covenants made and given by Suny in the above clauses 4.1 through 4.5 are correct and complete on the signing date of this Contract, and they shall remain as such on the Execution Date as well, as if made and given by it on the Execution Date and in relation to that date.

5.   EUROCOM'S WARRANTS

     Eurocom hereby warrants and covenants to Suny as follows:

     5.1 Eurocom is a private company limited in shares, duly incorporated in Israel, and the sole owner and holder of all of the Partner Shares Being Sold, which constitute about 0.74% of Partner's issued and paid-up share capital (not including treasury/dormant shares).

     5.2 All of the Partner Shares Being Sold shall be transferred to Suny being Free and Clear.

     5.3 Eurocom has the full authority to engage in this Contract and to perform all of its covenants pursuant thereto; and, for this purpose, all of the approvals required on its part by its competent organs have been obtained; and, subject to the provisions of clause 7 hereunder, there is no legal or other prohibition that could prevent it from engaging in this Contract and performing all of its covenants pursuant thereto.

     5.4 The representations, warrants and covenants made and given by Eurocom in the above clauses 5.1 through 5.3 are correct and complete on the signing date of this Contract, and they shall remain as such on the Execution Date as well, as if made and given by it on the Execution Date and in relation to that date.

6. COVENANT FOR THE SALE AND ACQUISITION OF THE SCAILEX SHARES BEING SOLD AND THE SALE AND ACQUISITION OF THE PARTNER SHARES BEING SOLD

     6.1 Suny covenants that it shall sell and transfer all of the Scailex Shares Being Sold to Eurocom on the Execution Date, in an off-floor transaction, at the price of NIS 67.75 per 1 par value share, out of the Scailex Shares Being Sold, and for the consideration of the inclusive sum of NIS 84,115,800, with the Scailex Shares Being Sold being "Free and Clear," and Eurocom covenants that it shall sell and transfer all of the Partner Shares Being Sold to Suny on the Execution Date, in an off-floor transaction, at the price of NIS 74 per 1 par value share, out of the Partner Shares Being Sold, and for the consideration of the inclusive sum of NIS 84,115,800, with the Partner Shares Being Sold being "Free and Clear."


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     6.2  Subject to the Closing of the Transaction (as this term is defined hereunder), Eurocom shall be entitled to the rights attached to the Scailex Shares Being Sold - in effect as of the Execution Date of this agreement, and Suny shall be entitled to the rights attached to the Partner Shares Being Sold - in effect as of the Execution Date of this agreement.

     6.3 Suny covenants that, during the period up until December 31, 2009, it shall not acquire from any third party, Partner shares of the same class as the Partner Shares Being Sold, according to a pricing that is more favorable to the selling third party than the pricing at which the Partner Shares Being Sold are being acquired by Suny pursuant to the provisions of this Contract.

7.   SUSPENDING CONDITIONS

     7.1 The consummation of the transaction, the sale of the Scailex Shares Being Sold and the Sale of the Partner Shares Being Sold pursuant to this Contract ("THE CLOSING OF THE TRANSACTION") are contingent upon the fulfillment of all of the following suspending conditions by the Execution Date:

          7.1.1 The receipt of the Ministry of Communication's approval for the transfer of the Partner Shares Being Sold from Eurocom to Suny. The parties shall cooperate fully, and shall act in concert for the purpose of obtaining the Ministry of Communication's approval for the Transaction, and shall sign any document or confirmation that might be required for this purpose as stated.

          7.1.2 The closing of the transaction for the acquisition of the control over Partner by Scailex.

     7.2 If all of the suspending conditions are not fulfilled by November 30, 2009, and the parties did not agree to extend the said deadline by an additional period, this contract shall be voided, and, upon the voidance thereof, the parties shall not have any claim or allegation of any kind or type against each other.

8.   THE EXECUTION DATE

     8.1 At 11:00 a.m. on the Execution Date ("THE EXECUTION DATE"), the parties shall convene at the offices of Yossi Avraham & Co., lawyers, at 3 Daniel Frisch Street, in Tel-Aviv, and, at that time, Suny shall transfer the Scailex Shares Being Sold to Eurocom's ownership and Eurocom shall transfer the Partner Shares Being Sold to Suny's ownership, with the Scailex Shares Being Sold and the Partner Shares Being Sold being fully paid-up and Free and Clear.

     8.2 The following operations shall be carried out by the parties at the time of the Execution:

          8.2.1 Each of the parties, as the case may be, shall deliver the documents and approvals to the other party that attest to the fulfillment of the suspending conditions specified above in clause 7, to the extent that they concern it.


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          8.2.2 Suny shall transfer the Scailex Shares Being Sold to Eurocom and
               Eurocom shall transfer the Partner Shares Being Sold to Suny, by way of off-floor transactions, as follows:

               (a) Suny shall transfer the Scailex Shares Being Sold to Eurocom's account with a TASE member, the particulars of which Eurocom shall furnish in writing to Suny at least two
                    (2) business days prior to the Execution Date ("EUROCOM'S ACCOUNT").

               (b) Eurocom shall sign a share transfer deed for the purpose of transferring the Partner Shares Being Sold to Suny.

          8.2.3 Suny shall deliver bank confirmations to Eurocom that attest to the transfer of the Scailex Shares Being Sold to Eurocom's Account.

          8.2.4 Each party shall deliver a certificate to the other party regarding exemption from the deduction of withholding tax in relation to the transfer of the Partner Shares Being Sold and the Scailex Shares Being Sold, as the case may be.

          8.2.5 All of the documents required pursuant to the Partner shareholder agreements and pursuant to Partner's Articles of Association shall be signed for the purpose of the transfer of the Partner Shares Being Sold to Suny's ownership.

     8.3 All of the aforesaid operations shall be carried out as a single operation, and any operation performed shall be invalid if all of the operations are not performed at one and the same time.

9.   PUT/CALL OPTION

     9.1  PUT OPTION

          At the time this Contract is signed, Suny is granting a put option right to Eurocom ("PUT OPTION") to obligate it to purchase the Scailex Shares Being Sold from Eurocom at the price of NIS 75.88 (adjusted for a dividend to be received by Eurocom) per 1 par value share of the Scailex Shares Being Sold. The Put Option shall be exercised by written notice ("THE PUT EXERCISE NOTICE") to be delivered by Eurocom to Suny, during the period commencing June 15, 2010 and ending June 30, 2010 ("THE EXERCISE PERIOD OF THE PUT OPTION").


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          If the Put Exercise Notice was delivered pursuant to the provisions of this clause by no later than the expiration of the Exercise Period of the Put Option, Suny covenants to purchase all of the Scailex Shares Being Sold from Eurocom on the execution date of the exercise of the Put Option, which shall occur 30 days after the delivery of the Put Exercise Notice ("THE EXECUTION DATE OF THE EXERCISE OF THE PUT OPTION"). On the Execution Date of the Put Option, Eurocom shall sell to Suny and Suny shall acquire from Eurocom the Scailex Shares Being Sold and the provisions of clause 8 of this Contract shall also apply, MUTATIS MUTANDIS, to the sale of the Scailex Shares Being Sold to Suny by virtue of the Put Option.

          The Put Option is exercisable once during the entire Exercise Period, and in relation to all of the Scailex Shares Being Sold and not to a portion thereof.

     9.2  CALL OPTION

          At the time this Contract is signed, Eurocom is granting a call option right to Suny ("CALL OPTION") to obligate it to purchase the Scailex Shares Being Sold from Eurocom at the price of NIS 75.88 (adjusted for a dividend to be received by Eurocom) per 1 par value share of the Scailex Shares Being Sold. The Call Option shall be exercised by written notice ("THE CALL EXERCISE NOTICE") to be delivered by Suny to Eurocom, during the period commencing January 1 and ending June 30, 2010 ("THE EXERCISE PERIOD OF THE CALL OPTION").

          If the Call Exercise Notice was delivered pursuant to the provisions of this clause by no later than the expiration of the Exercise Period of the Call Option, Eurocom covenants to sell all of the Scailex Shares Being Sold to Suny on the execution date of the exercise of the Call Option, which shall occur 30 days after the delivery of the Call Exercise Notice ("THE EXECUTION DATE OF THE EXERCISE OF THE CALL OPTION"). On the Execution Date of the Call Option, Eurocom shall sell to Suny and Suny shall acquire from Eurocom the Scailex Shares Being Sold and the provisions of clause 8 of this Contract shall also apply, MUTATIS MUTANDIS, to the sale of the Scailex Shares Being Sold to Suny by virtue of the Call Option.

          The Call Option is exercisable once during the entire Exercise Period, and in relation to all of the Scailex Shares Being Sold and not to a portion thereof.

10.  TAXES AND PAYMENTS

     10.1 Each party shall solely bear its own expenses relating to this Contract and all that deriving from it, including, without derogating from the general purport of that stated, the payment of the expenses of lawyers' and consultants' fee.

     10.2 Value added tax, which shall apply, to the extent that it shall apply, to each payment prescribed in this agreement and/or deriving from it and/or involving it, shall apply to the party paying it and shall be paid on the compulsory date for the payment thereof to the V.A.T. Authorities, against a duly prepared tax invoice to be issued by the recipient of the payment.


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     10.3 Income tax and/or capital gains tax that shall apply, if any, to the sale of the Scailex Shares Being Sold to Eurocom pursuant to this Contract, shall apply to Suny and shall be paid by it.

     10.4 Income tax and/or capital gains tax that shall apply, if any, to the sale of the Partner Shares Being Sold to Suny pursuant to this Contract, shall apply to Eurocom and shall be paid by it.

11.  GENERAL PROVISIONS

     11.1 NOTICES TO THE PUBLIC

          A party obligated by law (according to the advice of the legal advisors) to issue a publication or notice or disclosure to the public regarding the provisions of this Contract or the transactions that are the subject of this Contract shall inform the other party and shall deliver the wording of the publication or the notice to the other party and enable it a way to comment on such publication and in a reasonable length of time under the circumstances.

     11.2 ASSIGNMENT

          This Contract and the parties' rights and obligations pursuant thereto are not assignable by any party without receiving the prior written consent of the other party. Without derogating from that stated, it is hereby agreed that Eurocom shall have the right to sell the Scailex Shares Being Sold and the rights and obligations pertaining to the Put/Call Option, as stated above in clause 9, to a third party, provided that the transferee shall assume all of Eurocom's covenants towards Suny pursuant to the provisions of the above clause 9.

     11.3 NOTICES

          Any notice and/or warning due to any matter driving from this Contract, which shall be sent from one party to the other by registered mail according to the addresses specified in the recitals to this Contract (or to any other address advised by written notice to the other parties pursuant to the provisions of this clause 11.3) shall be deemed as having been received by the addressee three (3) business days after its dispatch at the post office for mailing by registered mail, and on the first business day after the time of its transmission by facsimile (according to the specified facsimile numbers), and if personally delivered - at the time of the delivery thereof.

          SUNY:

          Suny Electronics Ltd.
          Attn: Mr. Ilan Ben Dov, Chairman
          Fax: + 972-3-9314422
          with a copy to Adv. Yossi Avraham,
          of the law firm of Yossi Avraham & Co.
          3 Daniel Frisch Street, Tel-Aviv Israel
          Fax: + 972-3-6963801


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          EUROCOM:

          Attn: Shaul Elovitch, Chairman
          Fax: + 972-3- _________

     11.4 UNENFORCEABLE/INVALID PROVISIONS

          Should it be determined that one of the provisions of the Contract is unenforceable and/or invalid for any reason whatsoever, this shall not suffice to adversely impact the rest of the provisions of the Contract, and the parties shall take action in order to implement the Contract literally and as intended, including the replacement of the unenforceable and/or invalid provision as stated with an alternate provision, the result and action of which are essentially the same, and the economic results of which are the same in terms of the parties to this Contract.

     11.5 AMENDMENT; WAIVER

          Any amendment of the conditions of this Contract shall be valid only if drawn up in writing and signed by all of the parties.

          Any waiver or extension given by one party to this Contract to the other in a particular instance shall not constitute a precedent and/or infer by analogy in a similar and/or different and/or other instance.

          If one of the parties did not enforce, or enforced after a delay, any of the rights vested it pursuant to this Contract and/or by virtue of the law in a particular instance or in a series of instances, this shall not be deemed a waiver of the said right or of any other rights.

     11.6 LAW AND JURISDICTION

          The laws of the State of Israel shall apply solely, exclusively and absolutely to this Contract and to any matter pertaining to the Contract and deriving from it, including, without prejudice to the general purport of that stated above, the interpretation thereof and/or the execution thereof and/or a breach thereof and/or the validity thereof and/or the legality thereof and/or the termination thereof, etc.

          The competent courts in Tel-Aviv - Jaffa and solely the competent courts in Tel-Aviv - Jaffa shall have exclusive residual jurisdiction in relation to any matter deriving from and relating to this Contract.

     11.7 COPIES; SIGNATURES BY FAX

          This Contract can be signed in a number of copies, including signing via fax, with each of them being deemed an original copy, but all of them together shall be deemed a single copy of that same document.


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     11.8 INTERPRETATION

          The parties to this Contract participated jointly in negotiations and in the drafting of this Contract. In the event of ambiguity or a question in relation to the intention or interpretation of any clause, this contract shall be interpreted as having been drafted by all of the parties, and no conclusion shall be drawn and no duty of proof shall be imposed in favor or against any party due to any provision in the Contract being drafted by that party.

     11.9 ADDITIONAL ACTIONS

          The Parties shall take all of the additional steps (including the rendering of payments, the bearing of expenses, the signing of additional documents and the issuance of any approval/confirmation) that shall be required for the purpose of implementing and executing this Agreement literally and as intended.

                 AND IT WITNESS HERETO THE PARTIES HAVE SIGNED:

/s/ Or Elovitch                          /s/ Ilan Ben-dov
-----------------------------            -----------------------------
EUROCOM COMMUNICATIONS LTD.              SUNY ELECTRONICS LTD.


I, the undersigned, Amikam Shorer,       I, the undersigned, Yossi Avraham,
Adv., do hereby certify the signatures   Adv., do hereby certify the signatures
of Messrs. Or Elovitch and _____ on      of Messrs. Ilan Ben Dov and _____ on
behalf of Eurocom, and that all          behalf of Suny, and that all approvals
approvals required by all of Eurocom's   required by all of Suny's competent
competent organs have been received      organs have been received for Suny's
for Eurocom's engagement in this         engagement in this Contract and for
Contract and for the execution of its    the execution of its covenants pursuant
covenants pursuant thereto, and that     thereto, and that the above signature
the above signature is a lawful          is a lawful signature of Suny, which
signature of Eurocom, which is binding   is binding upon Suny for all intents
upon Eurocom for all intents and         and purposes relating to this Contract.
purposes relating to this Contract.

/s/ Amikam Shorer
-------------------                      -------------------
Amikam Shorer, Adv.                      Yossi Avraham, Adv.


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